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                                   Exhibit 4.1

                 FORM OF STOCK CERTIFICATE OF IBL BANCORP, INC.




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                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                SHARES

COMMON STOCK                                               CUSIP
(Par Value $.01 Per Share)                                 See reverse for
                                                           certain definitions


                             IBL BANCORP, INC.
                    INCORPORATED UNDER THE LAWS OF LOUISIANA

         This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of IBL Bancorp, Inc., Plaquemine, Louisiana (the "Corporation").

         The shares evidenced by this Certificate are transferable in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto.

         This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

                                   (SEAL)
----------------------------------             --------------------------------
Gary K. Pruitt                                 G. Lloyd Bouchereau, Jr.
Secretary                                      President and Chief Executive
                                                Officer

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                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The Articles of Incorporation of the Corporation include a provision which generally prohibits any person (including an individual, company or group acting in concert) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of any class of equity securities of the Corporation. In the event that stock is acquired in violation of this 10% limitation, which will expire upon the fifth anniversary of the completion of the conversion of The Iberville Building and Loan Association from mutual form to stock form, the excess shares will no longer be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action and the Board of Directors of the Corporation may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise, with the expenses of such sale to be paid out of the proceeds of the sale.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -    as tenants in common

TEN ENT          -    as tenants by the entireties

JT TEN           -    as joint tenants with right of survivorship and not
                      as tenants in common

UNIF GIFT MIN ACT - ______________ Custodian ______________ under
                        (Cust)                   (Minor)
        Uniform Gifts to Minors Act ________________________
                                            (State)

Additional abbreviations may also be used though not in the above list.

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         For value received,__________________ hereby sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

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unto ________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP
CODE, OF ASSIGNEE


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_______________________________ shares of Common Stock represented by this
Certificate, and do hereby irrevocably constitute and appoint _______________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated __________________________, _____

                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Signature

Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.